As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	13-3679168
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 Gateway Blvd., Suite 210

South San Francisco, California 94080

(650) 635-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter J. Langecker, M.D., Ph.D.

Chief Executive Officer

OXiGENE, Inc.

701 Gateway Blvd., Suite 210

South San Francisco, California 94080

(650) 635-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 542-6000 Fax: (617) 542-2241	Joseph Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Telephone: (212) 931-8719 Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-190464

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Units Consisting of Common Stock and Warrants	$2,000,000	$257.60
Common Stock Underlying Units (3)(4)	—	—
Warrants Underlying Units (4)	—	—
Common Stock Issuable Upon Exercise of Warrants in the Units(3)	$1,250,000	$161.00
Warrants to be issued to Placement Agent (4)	—	—
Common Stock Issuable Upon Exercise of Placement Agent Warrants (3)(5)	$125,000	$16.10
Total(6)	$3,375,000	$434.70

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered also include such indeterminate amounts and numbers of shares of common stock issuable to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to the Stockholder Rights Agreement, dated as of March 24, 2005, between the Company and American Stock Transfer & Trust Company, as amended, each share of common stock has an attached right to purchase one share of common stock, which rights are not currently exercisable, on the terms set forth in the Rights Agreement.
(4)	No separate fee required pursuant to Rule 457 under the Securities Act. See “Plan of Distribution.”
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(6)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $16,875,000 on a Registration Statement on Form S-1 (File No. 333-190464), which was declared effective on February 11, 2014. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $3,375,000 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of OXiGENE, Inc.’s common stock, $0.01 par value (the “Common Stock”), and warrants to purchase Common Stock (“Warrants”), which will be offered together in units with each unit consisting of one share of Common Stock and one half of a Warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-190464), which was declared effective by the Securities and Exchange Commission on February 11, 2014, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 12, 2014.

OXiGENE, INC.

By:	/s/ Peter J. Langecker
Peter J. Langecker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Langecker Peter J. Langecker	Director and Chief Executive Officer (Principal executive officer)	February 12, 2014

/s/ Barbara Riching Barbara Riching	Chief Financial Officer (Principal financial and accounting officer)	February 12, 2014

/s/ Frederick W. Driscoll Frederick W. Driscoll	Chairman of the Board	February 12, 2014

/s/ David Chaplin David Chaplin	Director	February 12, 2014

/s/ Tamar D. Howson Tamar D. Howson	Director	February 12, 2014

/s/ Gerald McMahon Gerald McMahon	Director	February 12, 2014

/s/ William D. Schwieterman William D. Schwieterman	Director	February 12, 2014

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).